Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Announces New Chairman of the Board and Management Changes

ORLANDO, Fla. – July 6, 2004– Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today announced the appointment of Barry E. Stewart as the Company’s new Chief Financial Officer, effective July 6, 2004. Mr. Stewart will replace Janet L. Ziomek, who has resigned for personal reasons.

Barry Stewart comes to Rotech with considerable experience in healthcare, most recently serving as Chief Financial Officer of Evolved Digital Systems, Inc. Barry Stewart also previously served as Vice President, Finance & Treasurer of Community Health Systems, Inc.

Philip L. Carter, President and Chief Executive Officer commented, “We are grateful for Janet’s extensive commitment and achievements in building the business here at Rotech, and we wish her great success in the next phase of her career.” Mr. Carter added, “While we are disappointed to lose Janet’s services, we are extremely pleased to add Barry to our senior management team. Barry’s education and background are ideal for understanding both our financial and technical operations. We welcome Barry as a key member of our team.”

The Board of Directors also appointed Arthur J. Reimers as Chairman of the Board, replacing William Wallace Abbott. Mr. Reimers has served as a member of the Board since 2002. He has also served as a member of the Company’s audit committee. “The Board of Directors has been very pleased with the progress of the Company. I am looking forward to working with my fellow Board members and management as we continue to build the organization and execute our strategy for the future,” Mr. Reimers commented. Mr. Abbott will continue to serve as a member of the Board.

Other Developments

Rotech announced the appointment of John (Jack) McKenna as Vice President of Human Resources, responsible for all personnel activities within Rotech Healthcare Inc. Jack McKenna brings considerable expertise in Human Resources having held many senior positions in a variety of industries and coming to Rotech from Disney World in Orlando.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.